Exhibit 10




                        CONSENT OF INDEPENDENT ACCOUNTANT

      I hereby consent to the use of my report, dated May 12, 1999, on the balance sheet of Cypost Corporation as of December 31, 1998 and for the related statements of operations, cash flows and shareholders' equity for the year ended December 31, 1998 and for the period from inception, September 5, 1997, to December 31, 1998.

                                                          Thomas P. Monahan
March __, 2000